UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)
March 30, 2005

E-LOAN, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-25621	77-0460084
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6230 Stoneridge Mall Road, Pleasanton, California	94588
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code
(925) 847-6200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On March 30, 2005, Merrill Lynch Bank USA purchased substantially all of the vehicle loans owned by E-LOAN Auto Fund One, LLC, a qualified special purpose entity of E-LOAN, Inc. The unpaid principal balance of these loans totaled approximately $651 million. A copy of the press release issued by E-LOAN, Inc. on April 5, 2005 announcing the transaction is attached as Exhibit 99.1 to this Report and is incorporated herein by reference.

E-LOAN, Inc. received net cash proceeds from this transaction of approximately $15 million and E-LOAN Auto Fund One retained approximately $2.1 million in assets, predominantly delinquent and nonperforming vehicle loans (net of allowances for loan losses). In connection with the sale, E-LOAN, Inc. guaranteed E-Loan Auto Fund One's repurchase and indemnity obligations undertaken in connection with this transaction. E-LOAN, Inc. will record a first quarter 2005 gain on this transaction of approximately $2.5 million. The gain represents the excess of total proceeds received over the carrying value of E-LOAN, Inc.'s retained interest in the purchased auto loans.

E-LOAN, Inc. will continue to fund vehicle loans under its existing vehicle warehouse line of credit and will continue to sell funded loans to whole loan purchasers for cash. While the credit facility used to fund E-LOAN Auto Fund One's purchase of vehicle loans from E-LOAN, Inc. terminated on March 30, 2005 with the closing of this transaction, E-LOAN, Inc. intends to enter into a new credit facility agreement by the middle of April 2005.

Effective March 31, 2005, E-Loan Auto Fund One became a consolidated subsidiary of E-LOAN, Inc.

Item 1.02. Termination of a Material Definitive Agreement

In connection with the transactions contemplated by the Purchase and Sale Agreement, on March 30, 2005 referred to in Item 1.01 above, the Credit Agreement between E-LOAN Auto Fund One, LLC, E-LOAN, Inc. and Merrill Lynch Bank USA dated as of June 1, 2002 was terminated.

Item 2.01. Completion of Acquisition or Disposition of Assets

The information set forth under Item 1.01 "Entry into a Material Definitive Agreement" is incorporated herein by reference.

Safe Harbor Statement

Statements contained in this Report and exhibits to this Report that state the Company's or its management's expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933 and the Exchange Act. The Company's actual results could differ materially from those projected in such forward-looking statements. Factors that could affect those results include those mentioned in the documents that the Company has filed with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits

(b) Pro Forma Financial Information

The pro forma financial information required by paragraph (b) of this Item 9.01 will be filed by amendment to this report not later than 71 calendar days after the date that this initial report must be filed.

(c) Exhibits

Exhibit 10.1	Purchase and Sale Agreement dated March 30, 2005 between E-Loan Auto Fund One, LLC and Merrill Lynch Bank USA

Exhibit 10.2	Limited Guaranty dated March 30, 2005, executed by E-LOAN, Inc. in favor of Merrill Lynch Bank USA

Exhibit 10.3	Credit Agreement between E-LOAN Auto Fund One, LLC, E-LOAN, Inc. and Merrill Lynch Bank USA dated as of June 1, 2002 (1)

Exhibit 99.1	Press Release dated April 5, 2005, entitled "E-LOAN Announces Auto Loan Sale."

(1)	Incorporated by reference from the Company's Quarterly Report on Form 10-Q (FQE 06/30/02) filed on August 14, 2002 (File No. 000-25621).

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

E-LOAN, INC.

Date: April 5, 2005	By:	/s/ Matthew Roberts

Matthew Roberts Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description	Page No.

10.1	Purchase and Sale Agreement dated March 30, 2005 between E-Loan Auto Fund One, LLC and Merrill Lynch Bank USA	10.1-1

10.2	Limited Guaranty dated March 30, 2005, executed by E-LOAN, Inc. in favor of Merrill Lynch Bank USA	10.2-1

99.1	Press Release dated April 5, 2005, entitled "E-LOAN Announces Auto Loan Sale."	99.1-1